                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): December 21, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)              File Number)     Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events

On December 21, 2007, Eastman Kodak Company ("Kodak") and Matsushita Electric Industrial Co., Ltd. ("MEI") entered into an agreement settling their patent infringement claims against each other. In 2007, Kodak commenced a patent infringement action against MEI in the United States District Court for the Southern District of Texas. No monetary consideration was paid under the settlement agreement. Pursuant to the settlement, Kodak agreed to dismiss its patent infringement action against MEI. Separately, Kodak entered into a technology cross license agreement with MEI. The license agreement, which will allow each company access to the other's patent portfolio, is royalty bearing to Kodak.

Also, on December 21, 2007, Kodak and Victor Company of Japan, Limited ("JVC") entered into an agreement settling their patent infringement claims against each other. JVC was also named as a defendant in Kodak's suit against MEI in the U.S. District Court for the Southern District of Texas. In consideration for JVC's release of its claims against Kodak and other non-material consideration received by Kodak from JVC, Kodak agreed to dismiss its patent infringement action against JVC. Separately, Kodak entered into a technology cross license agreement with JVC. The license agreement, which will allow each company access to the other's patent portfolio, is royalty bearing to Kodak.

                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      EASTMAN KODAK COMPANY



                                      By: /s/ Laura G. Quatela
                                      -----------------------------
                                       Laura G. Quatela
                                       Vice President


Date:  December 28, 2007